Exhibit 99.1

Press Release

TTM Technologies, Inc. Completes Acquisition of Anaren, Inc.

Announces Date of First Quarter 2018 Earnings Call

COSTA MESA, CA – April 18th, 2018 – TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”), a leading global printed circuit board (“PCB”) manufacturer, announced today that it has completed its acquisition of Anaren, Inc. (“Anaren”). The combined company had pro-forma 2017 revenue of $2.9 billion.

The acquisition combines TTM’s strength in PCB manufacturing with Anaren’s radio frequency (“RF”) design capability and a product portfolio of unique and proprietary RF components and subsystems for the Aerospace & Defense and Networking/Communication end markets. The combined company will be strongly positioned to benefit from the expected increase in spending for advanced radar technology in the Aerospace & Defense market and 5G technology in the wireless infrastructure market.

TTM has identified $15 million in pre-tax, run rate, cost synergies which are expected to be realized within the first two years after closing and expects this transaction to be immediately accretive to non-GAAP earnings. Additionally, TTM believes that significant revenue synergies will result over a longer period of time.

“I enthusiastically welcome the employees of Anaren to TTM and look forward to the combination of our respective talents,” said Tom Edman, CEO of TTM. “I expect that integrating our manufacturing strength with Anaren’s RF engineering talent will enable us to deliver superior value-added solutions to our customers in the Aerospace & Defense market as well as in the other markets we serve. I also believe that the combination will result in meaningful revenue synergy opportunities created by complementary capabilities that will benefit the customers and employees of both companies.”

Anaren was purchased for $775 million in cash consideration, subject to certain customary adjustments at closing. TTM previously announced the allocation of commitments for the syndication of $600 million of incremental term loans. The closing of the incremental term loans occurred concurrently with the acquisition of Anaren.

First quarter 2018 Earnings Release Date and Conference Call

TTM Technologies will release its first quarter 2018 financial results after the market closes on Wednesday, May 2nd, 2018 and will host a conference call on Wednesday, May 2nd, at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time to discuss its first quarter 2018 performance. At that time the company will issue financial guidance for the second quarter of 2018, which will include Anaren’s contribution.

Telephone access is available by dialing 800-289-0438 or international 323-794-2423 (ID 2803345). The conference call will also be simulcast on the company’s website, www.ttm.com, and will remain accessible for one week following the live event.

About TTM

TTM Technologies, Inc. is a major global PCB manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

About Anaren

Anaren is a leading global designer and manufacturer of high-frequency RF and microwave microelectronics, components, and assemblies for the space, defense, and telecommunications sectors. Anaren’s engineering expertise and products are utilized by major manufacturers around the world, in everything from telecommunications networking products, fighter-jet jammers, base-station amplifiers, to communication satellite systems. Anaren’s products are the result of innovative engineering, design, materials processing, and world-class volume manufacturing.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These forward-looking statements include statements related to: the ability to retain Anaren’s customers and employees, the ability to successfully integrate Anaren’s operations, product lines, technology and employees into TTM’s operations, and the ability to achieve the expected synergies as well as accretion in earnings from the acquisition; competitive pressures and consumer preferences in TTM’s various lines of business; unknown, underestimated or undisclosed commitments or liabilities; the potential impact on the parties’ relationships with third parties, which may make it more difficult to maintain business and operational relationships; and potential changes in domestic or global economic conditions. For a description of additional factors that may cause TTM’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the SEC.

Contacts:

TTM Investors

Sameer Desai,

Senior Director, Corporate Development & Investor Relations

Sameer.desai@ttmtech.com

714-327-3050

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